UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________

Form 8-K/A

(Amendment No.2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 7, 2026

AquaBounty Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36426	04-3156167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

233 Ayer Road, Suite 4, Harvard, Massachusetts

(Address of principal executive offices)

01451

(Zip Code)

978-648-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.001 per share	AQB	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Explanatory Note

AquaBounty Technologies, Inc. (the “Company”) is filing this Amendment No. 2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 8, 2026 (the “Original Report”) solely to report the filing of a Certificate of Correction to the Certificate of Designations of the Company’s Series A Convertible Preferred Stock and to amend the disclosure under Item 3.03 of the Original Report accordingly. Except as expressly set forth herein, this Amendment No. 2 does not amend, update or restate any other information in the Original Report. Terms capitalized but not otherwise defined herein shall have the meanings ascribed to them in the Original Report.

Item 3.03. Material Modification to Rights of Security Holders.

As previously reported in the Original Report, on April 7, 2026, the Company filed a Certificate of Designations of Series A Convertible Preferred Stock (the “Certificate of Designations”) with the Secretary of State of the State of Delaware.

On April 16, 2026, the Company filed a Certificate of Correction to the Certificate of Designations (the “Certificate of Correction”) with the Secretary of State of the State of Delaware pursuant to Section 103 of the Delaware General Corporation Law. The Certificate of Correction corrects a scrivener’s error in Section 8.1(a) of the Certificate of Designations relating to the initial conversion price of the Series A Convertible Preferred Stock.

As corrected, the initial conversion price per share of the Series A Convertible Preferred Stock is $0.9129, subject to adjustment as provided in the Certificate of Designations. The Certificate of Designations previously stated that the initial conversion price was equal to the Liquidation Value of $18.2580 per share. The Company confirms that no other terms, rights, preferences, privileges or limitations of the Series A Convertible Preferred Stock were modified, amended or affected by the Certificate of Correction.

The following is a summary of the material terms of the Series A Preferred Stock, as corrected by the Certificate of Correction:

Ranking. The Series A Preferred Stock ranks senior to the Company’s common stock and all other junior equity securities with respect to dividends and distributions upon liquidation, dissolution or winding up.

Dividends. Dividends will accrue on each share of Series A Preferred Stock at the rate of 18.0% per annum on a quarterly basis in arrears, calculated solely on the Liquidation Value (as defined below). Dividends are payable in cash when declared on a bi-annual schedule (the last day of October and April), and the Board may permit dividends to accumulate rather than be paid on a Dividend Payment Date, subject to applicable law and exchange rules. No dividends (including accrued or accumulated dividends) may be payable or settleable in shares of common stock unless such issuance is permitted under applicable exchange rules.

Partial dividend payments. If the Company pays less than the full amount of accrued and accumulated dividends, the amount paid must be distributed pro rata among holders based on the accrued and accumulated but unpaid dividends on the shares held by each holder.

Liquidation preference / Change of Control. Upon any liquidation, dissolution or winding up, holders of Seres A Preferred Stock are entitled to receive, before any distribution to junior securities, at the holder’s election, either (i) cash or (ii) non-cash consideration valued at fair market value as determined by the board in good faith, in each case equal to the aggregate Liquidation Value plus all unpaid accrued and accumulated dividends (whether or not declared). A change of control is treated as a liquidation and triggers the same preference. The Series A Preferred Stock is non-participating.

Liquidation Value. The Liquidation Value per share is $18.2580, subject to adjustment for stock splits, stock dividends, recapitalizations and similar transactions affecting the Series A Preferred Stock.

Voting. Each share of Series A Preferred Stock votes together with the Common Stock as a single class on all matters submitted to stockholders, with each share having a number of votes equal to the number of shares of common stock into which it is then convertible (as of the applicable record date).

Protective provisions. Without the prior written consent of holders of at least two-thirds of the outstanding Series A Preferred Stock voting as a separate class, the Company may not, among other things, authorize any security senior to the Series A Preferred Stock, make certain charter/bylaw/Series A Preferred Stock amendments, or redeem/repurchase or pay dividends/distributions on capital stock, subject to the exceptions stated in the Certificate of Designations.

Conversion. Shares of Series A Preferred Stock are convertible at any time at the holder’s election into shares of common stock based on the conversion price per share, which is initially $0.9129 (the “Conversion Price”). In addition, subject to compliance with applicable exchange rules, the Company’s Board of Directors may elect to defer payment of dividends on the Series A Preferred Stock, and such accrued and unpaid dividends may be converted into shares of common stock based on the applicable Conversion Price.

Redemption. After the closing of a debt or equity financing resulting in proceeds to the Company in excess of $20,000,000, holders representing at least a two-thirds “Supermajority Interest” may require the Company to redeem all (but not less than all) outstanding shares for a per-share price equal to the applicable Liquidation Value plus all unpaid accrued and accumulated dividends (whether or not declared), subject to legally available funds. The redemption must occur within 90 days after the Company receives the election notice, and each holder may instead elect to convert its shares before the conversion election deadline specified in the redemption notice.

Insufficient funds / nonpayment. If the Company lacks legally available funds on the redemption date, it must redeem the maximum number of shares it can redeem pro rata among holders and use later-available funds to redeem the remainder. If the Company does not pay the full redemption price when due, the unpaid amount bears interest at 18.0% per annum, and the unredeemed shares remain outstanding with continuing rights as provided in the Certificate of Designations.

Breach remedies. Specified events constitute a “Series A Preferred Stock Breach,” including failure to pay dividends when due, failure to make redemption or liquidation payments when due, breach of the protective provisions, and certain bankruptcy/insolvency events. During a continuing breach, the dividend rate increases by 3.0% per annum until cured, and upon certain bankruptcy/insolvency events all outstanding shares become subject to automatic redemption for the Series A redemption price to the extent permitted by law.

The foregoing description of the Certificate of Designations, as corrected by the Certificate of Correction, does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designations, as corrected by the Certificate of Correction, which is filed as Exhibit 3.1 to this Form 8-K/A and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure set forth under Item 3.03 above is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

3.1	Certificate of Designations of Series A Convertible Preferred Stock of AquaBounty Technologies, Inc., as corrected by the Certificate of Correction dated April 16, 2026.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AquaBounty Technologies, Inc.
(Registrant)

Date: April 16, 2026	/s/ David A. Frank
David A. Frank
Interim Chief Executive Officer, Chief Financial Officer and Treasurer